UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report: May 11, 2012

GENTEX CORPORATION

(Exact name of registrant as specified in its charter)

Michigan	0-10235	38-2030505
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 North Centennial Street Zeeland, Michigan		49464
(Address of principal executive office)		(Zip Code)

Registrant’s telephone number, including area code: (616) 772-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events.

Gentex Corporation (the “Company”) has a significant disagreement with ISS Proxy Advisory Services USA (“ISS”) with respect to ISS’s Proxy Report regarding proposals to be voted on at the Company’s Annual Meeting of Shareholders to be held on May 17, 2012. In the above-referenced Proxy Report, ISS recommended a “WITHHOLD vote from all director nominees for the board’s failure to act on shareholder proposals that received approval from a majority of the company’s shares outstanding at last year’s annual meeting.” The Company strongly disagrees with the analysis of ISS, including its determination that “the board’s failure to take action demonstrates a lack of responsiveness to shareholder concerns.” The shareholder proposals to which ISS refers relate to declassification of the Company’s Board of Directors and majority voting in uncontested director elections.

Contrary to ISS’s characterizations, the Board of Directors of the Company has: (1) in its 2012 Proxy Statement, presented to the shareholders for vote a proposal to amend the Restated Articles of Incorporation of the Company to declassify the Board of Directors; and (2) has amended the Company’s Bylaws to institute a form of what is commonly referred to as majority voting, with the concurrence of a filer of the shareholder proposal in question. Each of these actions are in direct response to the shareholder votes at the Company’s 2011 Annual Meeting of Shareholders.

With respect to the 2011 shareholder proposal concerning declassification of the Board of Directors and in response to the shareholder vote at last year’s Annual Meeting, the Company’s Board is presenting for shareholder vote a proposal to declassify the Board. With respect to the 2011 shareholder proposal concerning majority voting and in response to the shareholder vote at last year’s Annual Meeting, the Company amended its Bylaws in February of 2012, to properly deal with potential holdover directors under Michigan law, and to ensure directors who do not receive majority shareholder support are reconsidered by the Board. The Company worked with a filer of the shareholder proposal in undertaking this amendment to its Bylaws and this shareholder concurred that “The steps are logical and protect the Company as well as investors.”

As concerns the above-referenced ISS Proxy Report, this same shareholder additionally commented that “As a Gentex shareholder and sponsor of resolutions seeking governance changes, we were perplexed and disturbed ISS in its analysis did not give appropriate credit to the Gentex Board for its support of several governance changes . . . . We commend Gentex for its responsiveness to investor opinions on these issues.” The foregoing steps taken by the Company’s Board of Directors demonstrate anything but “a lack of responsiveness to shareholder concerns,” as characterized by ISS. This same shareholder and proponent of certain governance changes this year believes the above-referenced ISS Proxy Report “. . . is an example of shoddy research by ISS . . . .”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 11, 2012	GENTEX CORPORATION (Registrant)

	By:	/s/ Steven Dykman
Steven Dykman
Vice President-Finance